SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report (Date of earliest
                          event reported) February 28, 2002
                            MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                      0-24919                   73-1515699
(State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
 of Incorporation)                                     Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                 Not Applicable.
          (Former name or former address, if changed since last report)


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     THIS FORM 8-K CONTAINS FORWARD-LOOKING  STATEMENTS. SUCH STATEMENTS INVOLVE
     VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE RISKS DETAILED FROM TIME TO TIME IN MDI ENTERTAINMENT, INC.'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING, BUT NOT LIMITED TO, THOSE DESCRIBED IN THE FORM 10-KSB AND FORM 10-KSB/A, FILED APRIL 2, 2001 AND APRIL 25, 2001, RESPECTIVELY.

     ITEM 5: OTHER EVENTS

               On February 28, 2002, a class action suit on behalf of the Company's public stockholders (the "Plaintiff") was filed in the Court of Chancery of the State of Delaware against the Company, all of the members of the Company's Board of directors and Scientific Games Corporation, to enjoin the previously disclosed proposed business combination transaction pursuant to which Scientific Games would acquire the outstanding shares of the Company's common stock which it does not already own. In its complaint, the Plaintiff alleges that the consideration offered to the Company's stockholders in the proposed acquisition is unfair and inadequate because the Plaintiff believes that the intrinsic value of the Company's common stock is materially in excess of the amount offered giving consideration to the Company's growth and anticipated operating results, net asset value, and future profitability. The Plaintiff has requested the court to preliminarily and permanently enjoin us from proceeding with, consummating or closing the proposed transaction and in the event the proposed transaction is consummated, to rescind it and award rescissory damages. In addition, the Plaintiff has requested that the court award to the Plaintiff compensatory damages. The Company believes that the lawsuit lacks merit and it intends to contest it vigorously.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  MDI ENTERTAINMENT, INC.
                                                         (Registrant)


     Dated   March 4, 2002                      By:   /s/ Steven Saferin
             -------------                           -------------------

                                                 Steven M. Saferin
                                                 President and Chief Executive
                                                 Officer